UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 1, 2005
 Date of Report (date of earliest event reported)

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28472	77-0333728
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(IRS Employer Identification Number)

430 Cambridge Avenue, Suite 110
Palo Alto, California    94306
(Address of principal executive offices including zip code)

(650) 322-8108
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01. Other Events

Digital Video Systems, Inc. (the "Company") announced in a press release today that it had received a letter from The Nasdaq Stock Market concerning its continued listing on the Nasdaq SmallCap Market. A copy of the Company's April 6, 2005 press release is included as Exhibit 99 hereto.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL VIDEO SYSTEMS, INC.
By:	/s/ Thomas A. Spanier Thomas A. Spanier Chief Executive Officer

Date: April 6, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 6, 2005. (PDF) Also furnished in PDF format as a courtesy.